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MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 21 - SUBSIDIARIES OF MAXCO, INC.





                           SUBSIDIARIES OF MAXCO, INC.


                                                                                                 State of
                                                                                               Incorporation
                                                                                               -------------
                  Atmosphere Annealing, Inc.                                                     Michigan

                  Ersco Corporation                                                              Michigan

                  Wisconsin Wire & Steel, Inc.                                                   Wisconsin
                  (subsidiary of Ersco Corporation)

                  Ersco of Michigan, Inc.                                                        Michigan

                  Pak-Sak Industries, Inc.                                                       Michigan

                  GUM, Inc. (formerly Ultra-Mag Industries, Inc.) (Inactive)                     Michigan

                  Parcco, Inc. (Inactive)                                                        Michigan

                  T.H.&P. Corporation (formerly Planet Corporation) (Inactive)                   Michigan